               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 50 to File No. 2-60770; Amendment No. 50 to File No. 811-02806) of Delaware Group Cash Reserve of our report dated May 7, 2004, included in the 2004 Annual Report to shareholders.

Ernst & Young LLP

Philadelphia, Pennsylvania
May 26, 2004